SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005 (July 21, 2005)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement
On February 22, 2005, Brocade Communications Systems, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission which set forth the terms of the Company’s employment agreement dated February 18, 2005 with Gregory L. Reyes pursuant to which Mr. Reyes was to serve as a consultant to the Chief Executive Officer and the Board of Directors of the Company. The agreement and employment arrangement between the Company and Mr. Reyes was terminated on July 21, 2005. As of July 21, 2005, vesting of stock options granted to Mr. Reyes ceased, and any unvested options reverted to the stock plan under which they were granted. In addition, as of July 21, 2005, the Company is no longer obligated to make any further payments under the employment agreement.
The Company expects to reverse approximately $1.6 million of the approximately $1.7 million compensation expense that was accrued as of the second quarter of fiscal 2005 (the three months ended April 30, 2005) in connection with the accounting for the agreement and employment arrangement with Mr. Reyes.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: July 26, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration